Exhibit 10(j)

AMENDMENT NO. 1
TO
THE TORO COMPANY

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

This revised and renamed Amendment No. 1 is made to The Toro Company Deferred Compensation Plan for Non-Employee Directors, as previously amended and restated effective July 20, 2000 (the “Plan”).  All defined terms shall have the meanings set forth in the Plan.  This Amendment is effective October 16, 2006, unless otherwise stated herein. In no event will this Amendment apply to any amounts earned and vested as of December 31, 2004.  All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1.                                      Section 3.1(a) shall be amended to read as follows:

(a)           Cash Account.

(i)  A Participant’s Cash Account shall be credited with Directors Fees deferred pursuant to a valid Deferral Election and shall be further credited with earnings (which may include losses in principal value) at a rate and in a manner authorized by the Committee from time to time; provided that beginning January 1, 2007, and until changed by subsequent action of the Committee, the earnings rate for all Participants (except as otherwise provided in (ii) below) shall be based on a Participant’s selection from the following funds:

American Century Large Company Value
American Funds Growth Fund of America
Artisan Mid Cap
Fidelity Diversified International
ICM Small Company
JPMorgan Mid Cap Value
JPMorgan Prime Money Market Fund
Alger Small Cap Growth Institutional I
Vanguard Total Bond Index
Vanguard Institutional Index

Prior to a Change in Control, the method for determining the earnings rate may be changed at any time, at the discretion of the Committee.  After a Change in Control, the Trustee shall have authority to change the method for determining the earnings rate.

(ii)  Notwithstanding the foregoing provisions in paragraph (i) above, all current Participants shall be given a one-time election, until October 31, 2006, to:

(A)                              Allocate all funds in all accounts, past and future, so that the earnings rate is based on the Wells Fargo Stable Return Fund measure; or

(B)                                Allocate all funds in all accounts, past and future, so that the earnings rate is based on the rate of return from one or more of the funds provided for in (a) above.

If such a Participant does not make an election, the earnings rate applicable to all of such Participant’s accounts, past and future, shall be based on the Wells Fargo Stable Return Fund measure.

2.                                      Section 4.2(b) shall be amended to read as follows:

(b)           Subject to the following sentence, an election may be changed to an allowable alternative payment period by submitting a new election to the Committee, in a form approved by the Committee, provided that an election submitted less than one year before the distribution is to commence shall not be given effect.  Effective January 1, 2008, a Participant may change his or her election only one time after making an initial election with respect to distributions under this Plan.  Subject to the foregoing, the most recent effective election received by the Committee shall govern the payment.  If a Participant does not make a valid election with respect to the payment of benefits, then such benefits shall be payable in a single distribution.  The single distribution shall be made, or installment payments shall commence, on or around the 15th day of January immediately after the calendar year in which the Participant retires.

3.             A new Section 6.5 shall be added as follows:

6.5          Section 409A

The Plan is intended to comply with Section 409A of the Code and any official regulations or other guidance issued thereunder, to the extent Section 409A is applicable to the Plan.  Notwithstanding any other provision of the Plan, the Plan shall be interpreted, operated and administered in a manner consistent with such intention, and shall be deemed to be amended (and any deferrals and distributions thereunder shall be deemed to be modified) to the extent the Company deems necessary to comply with Section 409A and any official regulations or other guidance issued thereunder and to avoid (a) the predistribution inclusion in income of amounts deferred under the Plan and (b) the imposition of any additional tax or interest with respect thereto.

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The Company has caused this Amendment to be executed on the date indicated below.

THE TORO COMPANY

Dated:	3/12/2007	By:	/s/ J. Lawrence McIntyre
		Its:	Vice President, Secretary and General Counsel